Exhibit 99.1

Accretive Health Announces Restructuring Plan

to Align to Customer Needs and Support Committed Growth

CHICAGO – June 29, 2016 – Accretive Health, Inc. (OTC Pink: ACHI) (“Accretive Health” or the “Company”) today announced a restructuring plan to align its workforce to best position the Company for its already committed future growth. The plan is part of a company-wide review centered around three key priorities: ensure the Company can efficiently deliver on already contracted demand; improve the organizational design to better align with customer needs and further improve performance; and drive internal corporate and operating efficiency. Specific changes include adjusting internal functions, processes and organizational structure, with the associated reduction driven primarily in SG&A expense categories.

The Company expects annualized cost savings of approximately $16 million driven by a combination of the restructuring actions and other cost reduction initiatives. The restructuring will begin in June 2016 and is expected to be completed by the end of the third quarter of 2016.

“This restructuring is part of an overarching plan that allows us to take advantage of a unique window of time to right size the company and position Accretive Health for future growth while at the same time improving responsiveness, effectiveness and all-round performance excellence,” said Joe Flanagan, President and Chief Executive Officer of Accretive Health. “We are working to ensure our ability to execute on current contracts, deliver on new commitments, while absorbing the previously announced Ascension business and gaining operating leverage off of an efficient corporate structure.

“These changes are a critical step in our plan to further strengthen our competitiveness and enhance value to clients and shareholders,” added Steve Shulman, Chairman of Accretive Health’s Board of Directors. “It’s all about accelerating the growth and scalability of the Company by getting closer to the customer and focusing on speed of execution.”

About Accretive Health

Accretive Health is a leading provider of revenue cycle services and physician advisory services to healthcare providers. Accretive Health’s mission is to help healthcare providers strengthen their financial stability so they can deliver better care at a more affordable cost to the communities they serve, increasing healthcare access for all. Accretive Health’s distinctive operating model includes people, processes, and sophisticated integrated technology/analytics that help customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians, and staff. Accretive Health’s customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups. For more information, visit www.accretivehealth.com.

Safe Harbor

This press release contains forward-looking statements, including statements regarding the Company’s entry into separation and general release agreements, the Company’s anticipated future charges and expenditures relating to the Plan and the Company’s anticipated future growth, cost savings and operational results. All forward-looking statements contained in this press release involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2015. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the Securities and Exchange Commission.

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Contacts:

Investor and Media Relations:

Atif Rahim

Accretive Health, Inc.

312-324-5476

investorrelations@accretivehealth.com